Exhibit 10.1

SUPPORT AGREEMENT

THIS EXCHANGE AND SUPPORT AGREEMENT (this “Agreement”) is made the 6th day of September 2023.

AMONG (individually, a “Party”; collectively, the “Parties”):

(1)	Anteco Systems, S.L., trading as AnyTech365, a company incorporated in Spain and registered at the Commercial Registry of Malaga under reference MA-122108 (the “Company”);

(2)	J. Streicher Holdings, LLC, a Delaware limited liability company (“J. Streicher”);

(3)	Zalatoris Acquisition Corp., a Delaware Corporation (“Zalatoris”);

(4)	Millymont Limited (“Holdco”), a private limited company incorporated in Ireland; and

(5)	Each of the persons set out in Schedule I to this Agreement (each such person, a “Shareholder”, and together, the “Shareholders”).

WHEREAS:

(A)

The Company, J. Streicher, Zalatoris, Holdco, and certain other parties are entering into that certain Business Combination Agreement (the “BCA”), substantially in the form attached as Exhibit A hereto (as the same may be amended or supplemented from time to time), on or around the date hereof.

(B)	Pursuant thereto, the Parties wish to enter into this Agreement in connection with the AnyTech365 Merger (as defined in the BCA) and Zalatoris Merger (as defined in the BCA).

(C)	Capitalized terms used herein without being otherwise defined herein shall have the meanings assigned thereto in the BCA.

IT IS HEREBY AGREED as follows:

1.	TRANSACTION SUPPORT

1.1	Support Covenants

1.1.1

Each Shareholder (a) acknowledges and agrees that each such Person is the sole legal and beneficial owner of the number of each class and type of equity securities of the Company shown against such Shareholder’s name in the column entitled the “Current Shares” on Schedule I hereto (the “Current Shares”) (in addition to any other securities of the Company acquired by such Shareholder after the date hereof and prior to the Closing, including, without limitation, any equity securities issued or deemed issued to such Shareholder in connection with the conversion or exchange of any other equity securities, or received by such Shareholder pursuant to any reclassification, stock split, combination, stock dividend, subdivision, recapitalization or the like, collectively, the “Subject Securities”), and (b) expects to receive substantial benefits as a result of the consummation of the Exchange subject to the terms of the BCA.

1.1.2

Each Shareholder hereby irrevocably and unconditionally agrees that, from and after the date hereof and until the earlier of the Closing or the valid termination of the BCA (the “Effective Period”), at any meeting of the shareholders of the Company (whether annual or extraordinary and whether or not adjourned or postponed or any other meeting of the Company), however called, on any written resolution, and in any action by written consent or resolution, in each case of the shareholders of the Company (collectively, “such meeting or written consent”), such Shareholder shall, solely in such Shareholder’s capacity as a shareholder of the Company, do the following as applicable: (i) when such meeting is held, appear at such meeting or otherwise cause the Subject Securities to be counted as present thereat for the purpose of establishing a quorum; (ii) vote the Subject Securities (or execute and return an action by written consent), or cause the Subject Securities to be voted (or validly execute and return and cause such consent to be granted with respect to), at such meeting or written consent in favor of the BCA, and the dealing with of the Subject Securities in accordance with the BCA, and the transactions contemplated thereby, including without limitation the Zalatoris Merger (as defined in the BCA) and the AnyTech365 Merger (as defined in the BCA) (collectively, the “Transactions”), including with respect to any matter in furtherance of the Transactions or by any Ancillary Document for which a vote or approval of the shareholders of the Company is required (the “Transaction Approvals”); or (iii) vote the Subject Securities (or execute and return an action by written consent), or cause the Subject Securities to be voted (or validly execute and return and cause such consent to be granted with respect to), at such meeting or written consent against any Acquisition Proposal (as defined in BCA). Each Party covenants and agrees that there shall be no material change to the BCA without the approval of at least three quarters (3/4) of the Shareholders.

1.1.3

Each Shareholder has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Subject Securities. Each Shareholder, to the maximum extent not prohibited by applicable Law, does hereby constitute, appoint and grant to the Company full power to act without others, as its true and lawful representative, agent and attorney-in-fact, in its name, place and stead, to make, execute or sign, acknowledge, swear to, verify, deliver, record, file and/or publish, as applicable, such actions, documents, deeds, agreements or instruments as may be required under the laws of Spain or any other jurisdiction or otherwise in connection with the Transaction Approvals (including executing and delivering any Ancillary Document required to be executed by the parties pursuant to the BCA, including, without limitation, any other documents required to facilitate the Zalatoris Merger and the AnyTech365 Merger, and any document or instrument relating to such Shareholder’s ownership of the Subject Securities). Each Shareholder hereby empowers each agent and attorney-in-fact acting pursuant hereto to determine in its sole discretion the time when, purpose for and manner in which any power herein conferred upon it shall be exercised, and the conditions, provisions and covenants of any instruments or documents that may be executed by it pursuant hereto. The agency and powers of attorney granted herein shall be unconditional and irrevocable, and shall survive the death, incompetency, incapacity, disability, insolvency or dissolution of any

Shareholder (regardless of whether the Company has notice thereof). Each Shareholder agrees to execute such other documents as the Company may reasonably request in order to effect the intention and purposes of the agency and power of attorney contemplated by this Section 4.1.2. Each Shareholder hereby approves, authorizes and ratifies everything which the Company shall lawfully do or purport to do pursuant to Section 4.1.2.

1.1.4

Each Shareholder hereby covenants and agrees that it shall not, at any time prior to the earlier of the termination of this Agreement or the Closing, (i) enter into any voting agreement or voting trust with respect to any of the Subject Securities that is inconsistent with its obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Subject Securities that is inconsistent with its obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement. The obligations under this Agreement are limited to those relating to the execution and furtherance of the BCA.

1.2	No Transfer

Each Shareholder agrees that such Shareholder will not, prior to the Closing, (i) sell, transfer, pledge, encumber, assign, grant an option with respect to, hedge, swap, convert, dispose of or otherwise transfer any of the economic consequences of ownership (collectively, “Transfer”) of any Subject Securities, (ii) enter into any contract, option, put, swap, warrant, call or other arrangement or understanding with respect to any Transfer of any of the Subject Securities or any interest therein, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

1.3	Remedies

1.3.1

Each Shareholder expressly acknowledges and agrees that (i) such Shareholder is receiving good and valuable consideration sufficient to make this Agreement, and each of the terms herein, binding and fully enforceable, each of the restrictions contained in this Agreement are supported by adequate consideration and are reasonable in all respects (including with respect to subject matter, time period and geographical area) and such restrictions are necessary to protect the Company’s, J. Streicher’s, Holdco’s and Zalatoris’s interest in, and value of, the Company’s business (including the goodwill inherent therein), and (ii) the Company, J. Streicher, Holdco and Zalatoris would not have entered into the BCA and this Agreement or consummated the transactions contemplated thereby or hereby without the restrictions contained in this Agreement.

1.3.2

The Parties acknowledge and agree that the amount of actual damages suffered by J. Streicher, the Company, Holdco and Zalatoris in the event of an actual or threatened breach of this Agreement would be difficult or impossible to accurately calculate and there may be irreparable damages to J. Streicher, the Company, Holdco or Zalatoris in the event of such an actual or threatened breach. Consequently, the Parties agree that in addition to any other remedy or relief to which it may be entitled, in the event of a breach or threatened breach of this Agreement, J. Streicher, the Company, Holdco, Zalatoris or their respective successors and assigns shall be entitled to an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement, and to enforce specifically the performance by each Shareholder. Each Shareholder hereby agrees to waive any defense in any suit that J. Streicher, the Company, Holdco or Zalatoris has an adequate remedy at Law and hereby agrees to waive any requirement to post any bond in connection with obtaining such relief.

1.3.3

If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

1.3.4

Notwithstanding anything to the contrary set forth herein, the Parties acknowledge and agree that this Section 1 is not intended to be, and is not, an admission or acknowledgement by any Person that money damages or any other monetary payment would be a sufficient remedy for a breach of this Agreement, or that the inability to obtain a monetary remedy by virtue of the limitations in this Section 1.4 will limit a Party’s ability to obtain injunctive relief or specific performance in accordance with this Section 1.4. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any on remedy will not preclude the exercise of any other remedy. Each Shareholder hereby agrees to be held to such obligations severally and not jointly.

1.4	Shareholder Representations and Warranties

Each Shareholder represents and warrants to Zalatoris (solely with respect to such Shareholder and not with respect to any other shareholder of the Company) that:

1.4.1

(i) if such Shareholder is a corporation, limited liability company, partnership, trust, proprietorship or other legal entity, it has all necessary corporate, limited liability company, limited partnership or other applicable power and authority (or, if such Shareholder is a natural person, such Shareholder has the legal capacity) to execute and deliver this Agreement and to perform the Shareholder’s obligations hereunder; (ii) the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by such Shareholder have been duly and validly authorized by all necessary action on the part of such Shareholder; (iii) the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by such Shareholder will not, directly or indirectly (with or without notice or lapse of time), contravene, conflict with or result in a violation of, if the Shareholder is an entity, the organizational documents of such Shareholder or such Shareholder’s Affiliates; (iv) the execution and delivery of this Agreement does not, and the performance by the Shareholder of the Shareholder’s obligations hereunder will not, result in the creation or imposition of any Lien upon the Subject Securities and (v) the execution and delivery of this Agreement does not, and the performance by the Shareholder of the Shareholder’s obligations hereunder will not, directly or indirectly (with or without notice or lapse of time), contravene, conflict with or result in a violation of any Law.

1.4.2

Such Shareholder has duly and validly executed this Agreement, this Agreement is a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with the terms set forth herein (except as such enforceability (x) may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar applicable Laws affecting or relating to enforcement of creditors’ rights generally and (y) is subject to general principles of equity), and the Shareholder is the sole legal and beneficial owner of, and has good and valid title, to, all of the Subject Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Subject Securities). Such Shareholder has the sole right to vote the Subject Securities, and none of the Subject Securities are subject to any proxy, voting trust or other similar agreement or arrangement. The Current Shares are the only equity securities of the Company owned legally or beneficially by such Shareholder on the date hereof, the Shareholder does not own beneficially or legally have the right to acquire, or have any other interest in, any other equity securities of the Company or any of its Subsidiaries, or any rights to acquire, or any securities that are convertible into, any of the foregoing.

1.4.3

Such Shareholder has received a copy of the BCA and the Ancillary Documents substantially in the form of which (subject to the terms and conditions hereof) such Shareholder shall become a party to the Registration Rights Agreement in such Shareholder’s capacity as a Company Holder (as such term is defined therein) and/or the Lock-Up Agreement in such Shareholder’s capacity as a Company Holder (as such term is defined therein) at the Closing, as applicable, and have the rights, and be subject to the obligations set forth therein.

1.4.4

Such Shareholder (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Subject Securities, (ii) has not entered into any voting agreement or voting trust with respect to any of the Subject Securities that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Subject Securities that is inconsistent with such Shareholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

1.4.5

Such Shareholder has relied upon its own tax, legal and financial advisers in connection with its decision to enter into this Agreement and is responsible for any tax liability arising as a result of the transactions contemplated herein.

1.4.6

There is no Action pending or, to the Shareholder’s knowledge, threatened against the Shareholder that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect. No Consent of or with any Governmental Authority or any Person on the part of the Shareholder is required to be obtained or made in connection with the execution, delivery or performance by the Shareholder of this Agreement.

1.5	No Material Changes

Each Party covenants and agrees that, there shall be no material change as to Section 2.8 (Stockholder Share Consideration) or Section 8.23 (Financing) of the BCA without the approval of at least three quarters (3/4) of the Shareholders.

2.	TERMINATION; AMENDMENTS AND WAIVERS; ASSIGNMENT

2.1

This Agreement shall automatically terminate, without any notice or other action by any Part, and be void ab initio upon the valid termination of the BCA pursuant to Section 10.1 (Termination) thereof and, upon such termination shall be of no further force and effect, without the creation or imposition of any penalty, liability or obligation upon any Party. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to this Section 6.1 shall not affect any liability on the part of any Party for a willful breach of any covenant or agreement set forth in this Agreement prior to such termination or fraud.

2.2

Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Shareholders, Zalatoris, J. Streicher and the Company. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any Shareholder without Zalatoris’s prior written consent.

2.3

This Agreement may be executed in any one or more number of counterparts each of which, when executed and delivered, constitute an original of this Agreement but all the counterparts will, together, constitute one and the same agreement.

2.4

Each Party undertakes with the other to do, execute, perform or procure to be done executed or performed all such further acts, documents and things as such other or others of them may reasonably require to give effect to this Agreement.

2.5	Each Party shall bear its own costs for the preparation and implementation of this Agreement.

2.6	No variation of this Agreement shall be valid unless made in writing and signed by or on behalf of each Party.

3.	Notices

All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 7, notices, demands and other communications shall be sent to the addresses indicated below:

(i).	If to J. Streicher, to:

J. Streicher Technical Services, LLC

126 Alliance, Gasworks, South Lotts Road

Ballsbridge, Dublin D04 NV32

Attn: Niall Shanahan

Telephone No.: + 335 86 269 3969

Email: n.shanahan@jstreicher.eu

with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue, NW Suite 900

Washington, D.C. 20001

Attn: Andy Tucker

Facsimile No.: (202) 689-2860

Telephone No.: (202) 689-2987

Email:Andy.Tucker@nelsonmullins.com

(ii).	If to the Company, to:

AnyTech 365

Mr. Miguel Angel Casales

Calle Duquesa de Parcent 10, 1-2, 29001

Malaga

Email: Miguel.casales@anytech365.com

with a copy (which shall not constitute notice) to:

Cuatrecasas

Calle Martinez 11, 3 29005 Malaga

Email:juanjose.ruiz@cuatrecasas.com

(iii).	If to Zalatoris, to:

Zalatoris Acquisition Corp.

31 Hudson Yards

11th Floor

New York, New York 10005

Attn: Jaleel Lewis

Email: j.lewis@jstreicher.eu

with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue, NW Suite 900

Washington, D.C. 20001

Attn: Andy Tucker

Facsimile No.: (202) 689-2860

Telephone No.: (202) 689-2987

Email:Andy.Tucker@nelsonmullins.com

(iv).

If to a Shareholder, to the address set forth on Schedule I or to such other address as the Party to whom notice is given may have previously furnished to the other Party in writing in the manner set forth above.

4.	Miscellaneous

4.1

This Agreement and the documents referred to herein and therein constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties to this Agreement with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

4.2

This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and the Released Entities and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns and the Released Entities, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

4.3

Each Shareholder hereby agrees to use such Shareholder’s best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Transactions on the terms and subject to the conditions set forth in the BCA and the Ancillary Documents.

4.4

Section 8.14 (Public Announcements), Section 13.8 (Severability), Section 13.12 (Interpretation), Section 13.13 (Counterparts), Section 13.5 (Governing Law; Venue) and Section 13.6(Waiver of Jury Trial) of the BCA are incorporated herein by reference, mutatis mutandis.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

The Parties have executed this Agreement the day and year first above written.

/s/ Niall Shanahan
Name: Niall Shanahan
Title: Director
For and on behalf of
Millymont Limited

[Signatures continued on following pages]

[Signature Page – Exchange and Support Agreement]

The Parties have executed this Agreement the day and year first above written.

/s/ Paul Davis
Name: Paul Davis
Title: Chief Executive Officer
For and on behalf of
Zalatoris Acquisition Corp

[Signatures continued on following pages]

[Signature Page – Exchange and Support Agreement]

The Parties have executed this Agreement the day and year first above written.

/s/ Miguel Angel Casales Ruiz
Title: CFO
Name: Miguel Angel Casales Ruiz
For and on behalf of
Anteco Systems, S.L., trading as AnyTech365

[Signature Page – Exchange and Support Agreement]

The Parties have executed this Agreement the day and year first above written.

/s/ Paul Davis
Title: Chief Operations Officer Name: Paul Davis For and on behalf of J. Streicher Holdings, LLC

[Signature Page – Exchange and Support Agreement]

The Parties have executed this Agreement the day and year first above written.

/s/ Thomas Marco Balsløv	/s/ Allan Thorvaldsen
Title: Shareholder	Title: Shareholder
Name: Thomas Marco Balsløv	Name: Allan Thorvaldsen
For and on behalf of,	For and on behalf of,
Any Invest Aps	Panorama9 Holding AS

/s/ Morten Oliver Nicolai Wagner	/s/ Georgi Medzhidiliev
Title: Shareholder	Title: Shareholder
Name: Morten Oliver Nicolai Wagner	Name: Georgi Medzhidiliev

/s/ Miguel Angel Casales Ruiz	/s/ Eric Noel Marin-Bertin
Title: Shareholder	Title: Shareholder
Name: Miguel Angel Casales Ruiz	Name: Eric Noel Marin-Bertin

/s/ Tero-Matti Turunen	/s/ Larbi Masdua
Title: Shareholder	Title: Shareholder
Name: Tero-Matti Turunen	Name: Larbi Masdua

/s/ Thomas Niedermair	/s/ Rene Lenhard Abraham
Title: Shareholder	Title: Shareholder
Name: Thomas Niedermair	Name: Rene Lenhard Abraham

/s/ Janus Raegaard Nielsen	/s/ David Bustamante Torres
Title: Shareholder	Title: Shareholder
Name: Janus Raegaard Nielsen	Name: David Bustamante Torres

/s/ Diego d’Ambra
Title: Shareholder
Name: Diego d’Ambra
For and on behalf of,
Panorama9 Holding AS

[Signature Page – Exchange and Support Agreement]

The Parties have executed this Agreement the day and year first above written.

/s/ Janus Raegaard Nielsen
Title: Chief Executive Officer & Founder of
Anteco Systems, S.L., trading as AnyTech365
Name: Janus Raegaard Nielsen

/s/ Miguel Casales
Title: Chief Financial Officer & Sole Director of
Anteco Systems, S.L., trading as AnyTech365
Name: Miguel Casales

[Signature Page – Exchange and Support Agreement]

Schedule 1

Information of Shareholders

Name of Shareholder	Address of Shareholder	Current Shares	Subject Securities[1]
Janus Raegaard Nielsen	Grace Paradise 1, Paseo de Dinamarca, Marbella, Málaga, España 29604	194,100
Any Invest Aps	C/O Panorama9 A/S, Flaeksketorvet 26, 1711, Kobenhavn V, Dinamarca	83,400
Morten Oliver Nicolai Wagner	Wasenmattstrasse 1 8840 Einsieldeln, Suiza	31,200
Rene Lenhard Abraham	Weinbergstrasse 53 6300 Zug Suiza	15,600
Panorama9 Holding A/S	Flaesketorvet26 DK-1711 Copenhagen, Dinamarca	14,515
Georgi Georgiev Medzhidiliev	Calle Cristal 25, bl.2, 2-C, 29649, Riviera, Mijas Costas, Málaga, España	1,003
Miguel Angel Casales Ruiz	Calle Duquesa de Parcent 10, 1, 29001, Málaga, España	1,003
Eric Noel Marin-Bertin	Urbanización Grace Paradise, 16, Paseo De Dinamarca, Marbella, España	4,348
Tero-Matti Turunen	Dufourstrasse 26, 8702 Zollikon, Suiza	15,050
Thomas Niedermair	Calle Cornisa del Sol, Urb. Gunilla 9, 29692, Manilva, Málaga, España	1,672
Larbi Masdoua	Calle Faro Number 9, flat 5C, 29630 Benalmádena, Málaga, España	1,003
David Bustamante Torres	Rue des Erables Villa 175. California Golf Resort. Bouskoura. Casablanca, Marruecos	334

[1]

Note: Reflects the estimated pro forma share numbers taking into account (i) the Zalatoris Merger and AnyTech365 Merger and (ii) Company Stock issued in connection with any conversion or cancellation of any Company Warrants.

Exhibit A

Business Combination Agreement

[to be attached]